                                                    Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico (646) 536-7030 nlaudico@theruthgroup.com

Almost Family Reports Second Quarter 2014 Results

Louisville, KY, August 6, 2014 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the three and six months ended June 30, 2014.

Second Quarter Highlights:
•	Record net service revenues of approximately $125 million
•	Net income attributable to Almost Family, Inc. of $4.0 million, or $0.42 per diluted share
•	Diluted EPS from continuing operations of $0.43, including $0.08 of acquisition related expenses, excluding which diluted EPS would have been $0.51
•	Results include Imperium-related operating results, which reduced diluted EPS from continuing operations for the quarter by $0.03, without which diluted EPS would have been $0.54
•	Record Visiting Nurse segment net revenues of $99.4 million and record Personal Care segment revenues of $25.5 million
•	Acquired operations added $0.19 to diluted EPS from continuing operations for the quarter with SunCrest contributing $0.17 and Indiana Home Care contributing $0.02
•	Efficiency gains in the balance of the business improved diluted EPS by $0.13, prior to the effects of Medicare rate cuts which reduced diluted EPS by $0.05.

Comments on Second Quarter 2014 Results
William Yarmuth, Chief Executive Officer, commented on the news:  “We are extremely pleased with the performance of our business in this quarter, highlighted by the progress we are making in the integration of the SunCrest operations.  Our results for the quarter show the highly accretive effect acquisitions can have on our financial performance.  I want to take this opportunity to thank all our employees for their hard work, their devotion to their patients and their commitment to our Company during these times of transition.  As we proceed with our integration work through the balance of 2014, we will return our attention to acquisition and development opportunities to continue the growth and expansion of our business.”

Steve Guenthner, President, added:  “As we stated previously, the Medicare rebasing adjustments are forcing us to address every opportunity to control costs without compromising the quality of care we provide our patients.  While more opportunities remain to achieve savings,

Almost Family Reports Second Quarter 2014 Results

August 6, 2014

we are particularly pleased that we have been able to move the needle in a very positive direction through much tighter adherence to our agency-level labor staffing standards.  Additionally, we are making nice progress in Florida where we are well on our way to working through many of our previously discussed integration opportunities.

Regarding proposed Medicare regulations for 2015 recently published by CMS, Guenthner commented: “We are pleased to see the overall positive tone of the proposed language including in particular the recision of the physician face-to-face narrative requirement that has proven so troublesome for the industry.  Although there are more improvements that could be made, these are some of the most positively written proposed regulations we have seen since the implementation of the home health prospective payment system in 2000.  We hope this indicates an inflection point in our regulators’ views on the value of our services and the contributions home health can make in addressing our national elder care issues.”

Yarmuth added: “We are heartened by the greatly improved tone of the CMS proposed regulations.  In addition, we are encouraged by recent comments issued by MedPac which highlight the increasingly important role home health services will play in the delivery of cost-effective care to our elderly, in particular when ACO’s are involved.  We welcome this progress and will continue our Company’s efforts to work collaboratively with these policy-makers to lower costs, extend the life of the Medicare Trust Funds and improve the lives of America’s seniors enabling them to stay in their own homes as long as possible.”

Yarmuth concluded:  “Internally, our next challenge is to hold the line on our efficiency gains while turning our attention back to driving organic volume growth in our VN segment like we have been able to deliver in our PC segment.  We are confident that as time goes by, the quality of our services and the compassionate care of our nearly 12,000 employees will continue to differentiate us in the marketplace.”

Second Quarter Financial Results
Almost Family reported second quarter results that included a full quarter of operating results for the following acquisitions, as compared to our results for the second quarter of 2013:
•	The December 6, 2013 acquisition of SunCrest added $35.1 million to revenue ($30.8 million VN and $4.3 million PC) and $0.17 to diluted EPS from continuing operations.
•
Improved cost controls, in particular tighter adherence to our agency-level labor staffing standards improved the efficiency of our care delivery allowing us to lower labor costs on very similar volumes improving diluted EPS by $0.13 as compared to the same quarter of last year.

•
The July 19, 2013 acquisition of Indiana Home Care Network added $2.6 million of revenue to the VN segment and $0.02 to diluted EPS from continuing operations.  Indiana Home Care results will be included with same-store results starting with the third quarter of 2014.

•
The October 4, 2013 acquisition of our 61% interest in Imperium lowered diluted EPS from continuing operations by $0.03.  Operating costs of $0.4 million associated with Imperium are included in our corporate expenses.  Imperium did not generate material revenue in the period.

Almost Family Reports Second Quarter 2014 Results

August 6, 2014

•
One-time transaction costs, severance, wind-down, lease abandonment and transition costs related to the SunCrest transaction approximated $1.2 million ($0.08 per diluted share) in the quarter ended June 30, 2014.

Excluding acquired revenue, Medicare rate cuts, from 2014’s rebasing, reduced revenue and operating income, by $0.8 million and diluted EPS from continuing operations by $0.05.  VN segment Medicare admissions decreased organically by 0.9%, primarily in our Florida operations where we have overlap with SunCrest operations.  Our PC segment hours of service and revenues grew organically by 1.5% and 4.1%, respectively and grew through acquisition by 13.8% and 20.9%, respectively.

Our effective tax rate for the second quarter of 2014 was 39.2% compared to 41.8% for the second quarter of 2013.

The Company reminded investors that the quarter ended June historically has higher patient volumes than the other quarters due to seasonality including in the State of Florida where the Company generates nearly 40% of its Visiting Nurse segment revenues.

Six Month Period Financial Results
Almost Family reported six month results that included a full six months of operating results for the following acquisitions, as compared to our results for the six month period of 2013:
•	The December 6, 2013 acquisition of SunCrest added $68.8 million to revenue ($60.7 million VN and $8.1 million PC) and $0.32 to diluted EPS from continuing operations.
•	Approximately $4.3 million ($0.28 per diluted share) of transition costs, primarily SunCrest, were incurred in the six months ended June 30, 2014.
•	The July 19, 2013 acquisition of Indiana Home Care Network added $5.1 million of revenue to the VN segment and $0.04 to diluted EPS from continuing operations
•
The October 4, 2013 acquisition of our 61% interest in Imperium lowered diluted EPS from continuing operations by $0.04.  Operating costs of $0.7 million associated with Imperium are included in our corporate expenses.  Imperium did not generate material revenue in the period.

Medicare rate cuts in our VN segment, from 2014’s rebasing cuts and sequestration for episodes ending after March 31, 2013, reduced revenue and operating income by $2.4 million and diluted EPS from continuing operations by $0.15.  VN segment Medicare admissions decreased organically by 3.5%, primarily in our Florida operations where we have overlap with SunCrest operations.  Our PC segment hours of service and revenues grew by 3.3% organically and 13.5% through acquisition.

Our effective tax rate for the six month period of 2014 was 39.7% compared to 39.2% for the six month period of 2013.  The higher year to date 2014 income tax rate from continuing operations was primarily due to a benefit recognized in the first quarter of 2013 resulting from the January 2, 2013 retroactive extension of the Work Opportunity Tax Credit (WOTC).  The WOTC has not yet been extended for 2014.

Almost Family Reports Second Quarter 2014 Results

August 6, 2014

2015 Medicare Proposed Rule
On July 1, 2014, CMS issued the proposed rule for 2015.  The proposed rule included the maximum rebasing cut in Medicare reimbursement rates (3.5% rate reduction in each of the years 2014-2017) allowable by the Patient Protection and Affordable Care Act (the ACA), which was signed into law in March 2010.  The rebasing cuts are in addition to other legislated cuts for that same period by the ACA.  The 2015 proposed rule is currently open for comment.  The final rule is expected to be released in late October 2014.

Discontinued Operations
In the first quarter of 2014, the Company’s VN segment exited a market in the Northeast through the closure of a branch location. In conjunction with the SunCrest acquisition, the Company acquired some operations which had been discontinued prior to acquisition.  During the quarter ended June 30, 2013, the Company completed the sale of two Alabama locations, which operated in the VN segment.  The operations and any related gain on sale for these operations were reclassified from continuing operations into discontinued operations for all periods presented.

Definitions
As used herein “CMS” means the Centers for Medicare and Medicaid Services, “MedPac” means the Medicare Payment Advisory Commission and “ACO” means Accountable Care Organizations as established by the ACA.

Almost Family Reports Second Quarter 2014 Results

August 6, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net service revenues	$124,937	$86,400	$244,969	$171,854
Cost of service revenues (excluding depreciation & amortization)	65,587	46,147	131,119	91,592
Gross margin	59,350	40,253	113,850	80,262
General and administrative expenses:
Salaries and benefits	35,840	24,835	69,498	49,186
Other	15,259	10,846	30,667	21,215
Deal and transition costs	1,243	128	4,358	139
Total general and administrative expenses	52,342	35,809	104,523	70,540
Operating income	7,008	4,444	9,327	9,722
Interest expense, net	(329)	(11)	(677)	(29)
Income before income taxes	6,679	4,433	8,650	9,693
Income tax expense	(2,618)	(1,852)	(3,435)	(3,802)
Net income from continuing operations	4,061	2,581	5,215	5,891

Discontinued operations:
Loss from operations, net
of tax of ($41), $49, ($90) and ($2)	(64)	(227)	(134)	(290)
Gain on sale, net of tax of $973	-	169	-	169
Loss on discontinued operations	(64)	(58)	(134)	(121)
Net income	3,997	2,523	5,081	5,770
Net (income) loss attributable to noncontrolling interests	(36)	-	153	-
Net income attributable to Almost Family, Inc.	$3,961	$2,523	$5,234	$5,770

Per share amounts-basic:
Average shares outstanding	9,338	9,270	9,316	9,253
Income from continuing operations attributable to Almost Family, Inc.	$0.43	$0.28	$0.58	$0.64
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)
Net income attributable to Almost Family, Inc.	$0.42	$0.27	$0.57	$0.63

Per share amounts-diluted:
Average shares outstanding	9,431	9,348	9,423	9,332
Income from continuing operations attributable to Almost Family, Inc.	$0.43	$0.28	$0.57	$0.63
Discontinued operations	(0.01)	(0.01)	(0.01)	(0.01)
Net income attributable to Almost Family, Inc.	$0.42	$0.27	$0.56	$0.62

Almost Family Reports Second Quarter 2014 Results

August 6, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2014
ASSETS	(UNAUDITED)	December 31, 2013
CURRENT ASSETS:
Cash and cash equivalents	$2,765	$12,246
Accounts receivable - net	64,324	61,651
Prepaid expenses and other current assets	10,915	10,278
Deferred tax assets	13,146	11,532
TOTAL CURRENT ASSETS	91,150	95,707

PROPERTY AND EQUIPMENT - NET	6,929	8,142
GOODWILL	196,070	192,575
OTHER INTANGIBLE ASSETS	55,875	55,075
OTHER ASSETS	679	774
TOTAL ASSETS	$350,703	$352,273

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,150	$11,526
Accrued other liabilities	37,879	38,916
Current portion - notes payable and capital leases	130	702
TOTAL CURRENT LIABILITIES	47,159	51,144

LONG-TERM LIABILITIES:
Revolving credit facility	50,655	56,000
Deferred tax liabilities	27,585	25,580
Other	1,710	1,856
TOTAL LONG-TERM LIABILITIES	79,950	83,436
TOTAL LIABILITIES	127,109	134,580

NONCONTROLLING INTEREST - REDEEMABLE	3,639	3,639

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,562 and 9,500
issued and outstanding	956	950
Treasury stock, at cost, 94 and 92 shares of common stock	(2,393)	(2,340)
Additional paid-in capital	104,725	103,858
Noncontrolling interest - nonredeemable	(93)	(203)
Retained earnings	116,760	111,789
TOTAL STOCKHOLDERS' EQUITY	219,955	214,054
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$350,703	$352,273

Almost Family Reports Second Quarter 2014 Results

August 6, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Six Months Ended June 30,
	2014	2013
Cash flows of operating activities:
Net income	$5,081	$5,770
Loss on discontinued operations, net of tax	(134)	(121)
Net income from continuing operations	5,215	5,891
Adjustments to reconcile income to net cash of operating activities:
Depreciation and amortization	2,152	1,298
Provision for uncollectible accounts	4,308	2,466
Stock-based compensation	872	654
Deferred income taxes	2,402	790
	14,949	11,099
Change in certain net assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(11,861)	(8,342)
Prepaid expenses and other current assets	(728)	1,079
Other assets	96	107
Accounts payable and accrued expenses	(4,330)	1,455
Net cash (used in) provided by operating activities	(1,874)	5,398

Cash flows of investing activities:
Capital expenditures	(735)	(1,250)
Acquisitions, net of cash acquired	(969)	(43)
Net cash used in investing activities	(1,704)	(1,293)

Cash flows of financing activities:
Credit facility repayments, net	(5,345)	-
Proceeds from stock options exercises	39	-
Purchase of common stock in connection with share awards	(52)	-
Tax impact of share awards	(38)	(67)
Payment of special dividend in connection with share awards	(35)	-
Principal payments on notes payable and capital leases	(606)	(500)
Net cash used in financing activities	(6,037)	(567)

Cash flows from discontinued operations
Operating activities	134	(1,353)
Investing activities	-	3,075
Net cash provided by discontinued operations	134	1,722

Net change in cash and cash equivalents	(9,481)	5,260
Cash and cash equivalents at beginning of period	12,246	26,120
Cash and cash equivalents at end of period	$2,765	$31,380

Almost Family Reports Second Quarter 2014 Results

August 6, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)
	Three Months Ended June 30,
	2014		2013		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$99,438	79.6%	$66,000	76.4%	$33,438	50.7%
Personal Care	25,499	20.4%	20,400	23.6%	5,099	25.0%
	124,937	100.0%	86,400	100.0%	38,537	44.6%
Operating income before corporate expenses:
Visiting Nurse	13,597	13.7%	6,824	10.3%	6,773	99.3%
Personal Care	3,335	13.1%	3,176	15.6%	159	5.0%
	16,932	13.6%	10,000	11.6%	6,932	69.3%
Corporate expenses	8,681	6.9%	5,428	6.3%	3,253	59.9%
Deal and transition costs	1,243	1.0%	128	0.1%	1,115	NM
Operating income	7,008	5.6%	4,444	5.1%	2,564	57.7%
Interest expense, net	(329)	-0.3%	(11)	0.0%	(318)	NM
Income tax expense	(2,618)	-2.1%	(1,852)	-2.1%	(766)	41.4%
Net income from continuing operations	$4,061	3.3%	$2,581	3.0%	$1,480	57.3%
Adjusted EBITDA from continuing operations	$9,759	7.8%	$5,609	6.5%	$4,150	74.0%

Almost Family Reports Second Quarter 2014 Results

August 6, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)
	Six Months Ended June 30,
	2014		2013		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$195,194	79.7%	$132,552	77.1%	$62,642	47.3%
Personal Care	49,775	20.3%	39,302	22.9%	10,473	26.6%
	244,969	100.0%	171,854	100.0%	73,115	42.5%
Operating income before corporate expenses:
Visiting Nurse	22,970	11.8%	15,161	11.4%	7,809	51.5%
Personal Care	5,859	11.8%	5,174	13.2%	685	13.2%
	28,829	11.8%	20,335	11.8%	8,494	41.8%
Corporate expenses	15,144	6.2%	10,474	6.1%	4,670	44.6%
Deal and transition costs	4,358	1.8%	139	0.1%	4,219	NM
Operating income	9,327	3.8%	9,722	5.7%	(395)	-4.1%
Interest expense, net	(677)	-0.3%	(29)	0.0%	(648)	NM
Income tax expense	(3,435)	-1.4%	(3,802)	-2.2%	367	-9.7%
Net income from continuing operations	$5,215	2.1%	$5,891	3.4%	$(676)	-11.5%
Adjusted EBITDA from continuing operations	$16,709	6.8%	$11,813	6.9%	$4,896	41.4%

Almost Family Reports Second Quarter 2014 Results

August 6, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended June 30,
	2014		2013		Change
	Amount		Amount		Amount	%
Average number of locations	173		104		69	66.3%

All payors:
Patient months	82,709		53,977		28,732	53.2%
Admissions	24,665		15,522		9,143	58.9%
Billable visits	685,271		478,510		206,761	43.2%

Medicare:
Admissions	22,040	89%	14,177	91%	7,863	55.5%
Revenue (in thousands)	$92,388	93%	$61,200	93%	$31,188	51.0%
Revenue per admission	$4,192		$4,317		$(125)	-2.9%
Billable visits	596,418	87%	408,308	85%	188,110	46.1%
Recertifications	12,108		7,999		4,109	51.4%
Payor mix % of Admissions
Traditional Medicare Episodic	83.9%		91.9%		-8.0%
Replacement Plans Paid Episodically	3.2%		2.8%		0.4%
Replacement Plans Paid Per Visit	12.9%		5.3%		7.6%

Non-Medicare:
Admissions	2,625	11%	1,345	9%	1,280	95.2%
Revenue (in thousands)	$7,050	7%	$4,800	7%	$2,250	46.9%
Revenue per admission	$2,686		$3,569		$(883)	-24.7%
Billable visits	88,853	13%	70,202	15%	18,651	26.6%
Recertifications	1,532		1,382		150	10.9%
Payor mix % of Admissions
Medicaid & other governmental	26.9%		31.7%		-4.8%
Private payors	73.1%		68.3%		4.8%

PERSONAL CARE OPERATING METRICS

	Three Months Ended June 30,
	2014		2013		Change
	Amount		Amount		Amount	%
Average number of locations	61		60		1	1.7%

Admissions	1,523		1,154		369	32.0%
Patient months of care	20,111		17,565		2,546	14.5%
Billable hours	1,322,771		1,147,174		175,597	15.3%
Revenue per billable hour	$19.28		$17.78		$1.49	8.4%

Almost Family Reports Second Quarter 2014 Results

August 6, 2014

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Six Months Ended June 30,
	2014		2013		Change
	Amount		Amount		Amount	%
Average number of locations	174		104		70	67.3%

All payors:
Patient months	164,160		108,559		55,601	51.2%
Admissions	49,854		31,775		18,079	56.9%
Billable visits	1,342,247		947,801		394,446	41.6%

Medicare:
Admissions	44,585	89%	29,134	92%	15,451	53.0%
Revenue (in thousands)	$181,336	93%	$122,938	93%	$58,398	47.5%
Revenue per admission	$4,067		$4,220		$(153)	-3.6%
Billable visits	1,168,197	87%	809,091	85%	359,106	44.4%
Recertifications	23,988		15,959		8,029	50.3%
Payor mix % of Admissions
Traditional Medicare Episodic	83.4%		91.4%		-8.0%
Replacement Plans Paid Episodically	3.2%		2.7%		0.5%
Replacement Plans Paid Per Visit	13.4%		5.9%		7.5%

Non-Medicare:
Admissions	5,269	11%	2,641	8%	2,628	99.5%
Revenue (in thousands)	$13,858	7%	$9,614	7%	$4,244	44.1%
Revenue per admission	$2,630		$3,640		$(1,010)	-27.8%
Billable visits	174,050	13%	138,710	15%	35,340	25.5%
Recertifications	3,046		2,719		327	12.0%
Payor mix % of Admissions
Medicaid & other governmental	25.7%		30.1%		-4.4%
Private payors	74.3%		69.9%		4.4%

PERSONAL CARE OPERATING METRICS

	Six Months Ended June 30,
	2014		2013		Change
	Amount		Amount		Amount	%
Average number of locations	61		60		1	1.7%

Admissions	2,959		2,243		716	31.9%
Patient months of care	39,705		34,904		4,801	13.8%
Billable hours	2,589,816		2,216,611		373,205	16.8%
Revenue per billable hour	$19.22		$17.73		$1.49	8.4%

Almost Family Reports Second Quarter 2014 Results

August 6, 2014

Non-GAAP Financial Measure
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information, a reconciliation of those measures to the most directly comparable GAAP measures.

Adjusted EBITDA
Earnings before interest, income taxes, depreciation, amortization and amortization of stock-based compensation (Adjusted EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates Adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. Adjusted EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to Adjusted EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2014	2013	2014	2013
Net income from continuing operations	$4,061	$2,581	$5,215	$5,891
Add back:
Interest expense	329	11	677	29
Income tax expense	2,618	1,852	3,435	3,802
Depreciation and amortization	1,050	670	2,152	1,298
Amortization of stock-based compensation	458	367	872	654
Deal and transition costs	1,243	128	4,358	139
Earnings before interest, income taxes, depreciation and amortization, amortization of stock-based compensation and deal and transition costs (Adjusted EBITDA) from continuing operations	9,759	5,609	16,709	11,813

About Almost Family, Inc.
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing services, with branch locations in Florida, Ohio, Tennessee, Kentucky, Connecticut, New Jersey, Massachusetts, Indiana, Pennsylvania, Georgia, Missouri, Illinois,

Almost Family Reports Second Quarter 2014 Results

August 6, 2014

Mississippi and Alabama (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment.  Almost Family operates over 230 branch locations in fourteen U.S. states.

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third-party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry; the ability of the Company to integrate, manage and keep secure our information systems; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2013, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.”  With regard to the Company’s recent investment in Imperium, in particular given that it is a development stage enterprise, there can be no assurance that its operational and developmental objectives will be realized or that any savings in healthcare spending or any participation in Medicare Shared Savings Program payments will be realized.  The Company undertakes no obligation to update or revise its forward-looking statements.